ADDITION OF THE
       KOPP EMERGING GROWTH FUND CLASS C SHARES
                        TO THE
          TRANSFER AGENT SERVICING AGREEMENT
                        Between
                   KOPP FUNDS, INC.
                         and
           FIRSTAR MUTUAL FUND SERVICES, LLC
                 Dated October 1, 1997


WHEREAS, the above parties have entered into a Transfer
Agent Servicing Agreement (the "Agreement") whereby
Firstar Mutual Fund Services ("FMFS") has agreed to provide transfer agent services to Kopp Funds, Inc.
(the "Corporation"); and

WHEREAS, the parties would like to add Kopp Emerging
Growth Fund Class C Shares ("Class C") to the
Agreement;

NOW THEREFORE, the Corporation and FMFS agree to add
Class C to the Agreement and compensation for the addition of Class C is detailed on the following schedule.

Dated this 31st day of December, 1998.


KOPP FUNDS, INC.                   FIRSTAR MUTUAL FUND SERVICES


BY:  /s/ Kathleen Tillotson        BY:  /s/ Joe Neuberger
     ----------------------             ------------------

       Transfer Agent and Shareholder Servicing
                  Annual Fee Schedule

          Separate Series of Kopp Funds, Inc.


           Name of Series               Date Added

        Emerging Growth Fund
             Class A                    October 1, 1997
             Class I                    October 1, 1997
             Class C                    December 31, 1998

Annual Fee
           $16.00 per shareholder account -- load fund (Class A & C) $14.00 per shareholder account -- no-load fund (Class I) Minimum annual fee of $25,500 for initial class
           Minimum annual fee of $10,000 for each additional class or fund

Plus Out-of-Pocket Expenses, including but not limited
to:
  Telephone - toll free lines       Proxies
  Postage                           Retention of records (with prior approval)
  Programming (with prior approval) Microfilm/fiche of records
  Stationery/envelopes              Special reports
  Mailing                           ACH fees
  Insurance                         NSCC charges

ACH Shareholder Services
           $125.00 per month per fund group
           $   .50 per account setup and/or change
           $   .50 per item for AIP purchases
           $   .35 per item for EFT payments and purchases
           $  3.50 per correction, reversal, return item

Qualified Plan Fees (Billed to Investors)
   Annual maintenance fee per account   $12.50 / acct. (Cap at $25.00 per SSN)
   Transfer to successor trustee        $15.00 / trans.
   Distribution to participant          $15.00 / trans. (Exclusive of SWP)
   Refund of excess contribution        $15.00 / trans.

Additional Shareholder Fees (Billed to Investors)
   Any outgoing wire transfer           $12.00 / wire
   Return check fee                     $20.00 / item
   Stop payment (Liquidation,
     dividend, draft check)             $20.00 / stop
   Research fee                         $ 5.00 / item
   (For requested items of the second calendar year
   [or previous] to the request)
   (Cap at $25.00)

                     NSCC and DAZL
                 Out-of-Pocket Charges


NSCC Interfaces
  Setup
    Fund/SERV, Networking ACATS, Exchanges    $5,000 setup (one time)
    Commissions                               $5,000 setup (one time)
    Processing
          Fund/SERV                           $   50 / month
          Networking                          $  250 / month
          CPU Access                          $   40 / month
          Fund/SERV Transactions              $ 0.35 / trade
          Networking - per item               $ 0.025/ monthly dividend fund
          Networking - per item               $ 0.015/ non-mo. dividend fund
          First Dat                           $ 0.10 / next-day Fund/SERV trade
          First Data                          $ 0.15 / same-day Fund/SERV trade

NSCC Implementation
          8 to 10 weeks lead time (target availability 10/1/97)

DAZL (Direct Access Zip Link - Electronic mail interface
to financial advisor network)
   Setup                         $5,000 / fund group - Waived for FIRSTAR
   Monthly Usage                 $1,000 / month
   Transmission                  $0.015 / price record
                                 $0.025 / other record
   Enhancement                   $  125 / hour


Fees and out-of-pocket expenses are billed to the fund monthly.